EXHIBIT 10.15


                        SHAREHOLDERS' AGREEMENT

                                  AND

                           IRREVOCABLE PROXY



                              dated as of
                             June 21, 1985


                                  by

                                  and

                                 among


                      American Tool Companies, Inc.
                              Newell Co.
                           Allen D. Petersen
                          Kenneth L. Cheloha
                            Robert W. Brady
                           William L. Kiburz
                         Flemming Andresen and
                           Ane C. Patterson

                        SHAREHOLDERS' AGREEMENT
                                  AND
                           IRREVOCABLE PROXY

          Agreement, dated as of June 21, 1985, by and among American Tool Companies, Inc., a corporation incorporated under the laws of Delaware (the "Corporation"), Newell Co., a corporation incorporated under the laws of Delaware ("Newell"), Messrs. Allen D. Petersen ("ADP"), Kenneth L. Cheloha ("Cheloha"), Robert W. Brady ("Brady"), William L. Kiburz ("Kiburz") and Flemming Andresen ("Andersen"), and Ane C. Patterson ("Patterson"). Newell, ADP, Cheloha, Brady, Kiburz, Andersen and Patterson are sometimes hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders". Shareholders excluding Newell are sometimes hereinafter referred to individually as a "Management Shareholder" and collectively as the "Management Shareholders".

                         W I T N E S S E T H:

          WHEREAS, Newell and the Corporation have entered into a Securities Purchase Agreement dated as of June 21, 1985 (the "Newell Purchase Agreement"), pursuant to which Newell has purchased, and the Corporation has allotted, issued and sold to Newell, on the terms and subject to the conditions set forth therein, shares of Class A Common Stock, par value $.1O per share, of the Corporation ("Class A Common Stock"), shares of Class B Common Stock, par value $.10 per share, of the Corporation ("Class B Common Stock") (Class A Common Stock and Class B Common Stock are sometimes hereinafter referred to together as "Common Stock"), shares of Convertible Preferred Stock, par value $100 per share, of the Corporation ("Preferred Stock") and warrants to purchase additional shares of Class A and Class B Common Stock; and

          WHEREAS, Newell has purchased a subordinated note from Petersen Manufacturing Co., Inc. ("PMC") in the principal amount of $14,000,000, on the terms and subject to the conditions set forth in that certain Subordinated Loan Agreement dated as of June 21, 1985 between Newell and PMC (the "Subordinated Loan Agreement"); and

          WHEREAS, the Management Shareholders and the Corporation have entered into a Stock Purchase Agreement dated as of June 1, 1985 (the "Management Purchase Agreement"), pursuant to which each Management Shareholder has purchased, and the Corporation has allotted, issued and sold to each such Management Shareholder, on the terms and subject to the conditions set forth therein, shares of Class A and Class B Common Stock; and

          WHEREAS, ADP and Newell have entered into a Put Agreement and a Call Agreement, each dated as of June 21, 1985 (collectively, the "Put and Call Agreements"), pursuant to which ADP has the right to put, and Newell has the right to call, shares of Class B Common Stock on the terms and conditions set forth therein; and

          WHEREAS, the Corporation and the Shareholders desire to enter into certain agreements with respect to the management of the Corporation, the voting and transfer of Common Stock and rights to acquire such Common Stock now owned or hereafter acquired by each of the Shareholders and certain other matters;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   PRIOR AGREEMENTS.

          All prior agreements and understandings among any of the parties hereto with respect to the issuance, purchase, sale or voting of Common Stock or other securities of the Corporation, other than (i) the Newell Purchase Agreement, (ii) the Management Purchase Agreement,
(iii) the Put and Call Agreements, (iv) the Subordinated Loan Agreement and (v) the warrants, dated June 21, 1985, of the Corporation issued to Newell (the "Warrants"), are hereby superseded and terminated and shall have no further force or effect.

          2. OWNERSHIP OF COMMON STOCK, PREFERRED STOCK AND WARRANTS. On the date hereof, after taking into account the Common Stock, Preferred Stock and Warrants purchased by Newell pursuant to the Newell Purchase Agreement and the Common Stock purchased by the Management Shareholders pursuant to the Management Purchase Agreement, each Shareholder represents and warrants that it, he or she owns, free and clear of any liens, pledges or encumbrances, except for the shares subject to the Put and Call Agreements, the respective amounts of Common Stock, Preferred Stock and Warrants or other rights to acquire Common Stock, whether presently exercisable or exercisable at some future time (the Preferred Stock, Warrants and other rights to acquire Common Stock, whether presently exercisable or exercisable at some future time, are sometimes hereinafter referred to as "Rights"), set forth opposite such Shareholder's name below:



                          Number of         Number of         Number of
                          Shares of Class   Shares of Class   Shares of         Number of
                          A Common Stock    B Common Stock    Preferred Stock   Warrant Units
 Name                     Owned             Owned             Owned             Owned
 ----                     --------------    --------------    -----------       -----------
 Newell                          3,500               -            4,649(2)       3,500 (3)(4)

 ADP                             3,972           34,920 (1)          -                -

 Patterson                         484            3,034              -                -

 Cheloha                           261            1,640              -                -

 Brady                             261            1,640              -                -

 Kiburz                            261            1,640              -                -

 Andersen                          261            1,640              -                -

(1) 10,014 shares of Class B Common Stock are subject to the Put and Call Agreements entered into with Newell.

(2) 4,649 shares of Preferred Stock are convertible into 11,940 shares of Class B Common Stock.

(3) 1,000 shares of Class A Common Stock and 6,273 shares of Class B Common Stock may be purchased at any time prior to June 21, 1990, upon exercise of the Warrant for 1,000 units.

(4) Up to 2,500 shares of Class A Common Stock and 15,682 shares of Class B Common Stock may be purchased, upon exercise of the Warrant for 2,500 Units, following certain defaults, if any, by PMC under the Subordinated Loan Agreement.

          3.   TERM OF AGREEMENT.

          (a) Except as otherwise provided herein, this Agreement shall commence on the date hereof and shall continue in full force and effect until the earlier of ten years from the date hereof or the occurrence of any of the following events, at which time this Agreement shall automatically terminate:

               (i) Upon the mutual Consent in writing of all of the parties hereto;

               (ii) upon the sale of all of the outstanding Common Stock and Rights by all but one of the Shareholders; or

               (iii) Upon the voluntary or involuntary dissolution of the Corporation.

          (b) Except to the extent set forth in Section 6 hereof with respect to Newell's right to purchase shares of Common Stock in the event of the IPO (as defined hereinafter), the provisions of Sections 6, 7, 8, 9, 10 and 16 hereof shall be of no further force or effect immediately upon the issuance by the Corporation of Common Stock in an underwritten public offering pursuant to one or more effective registration statements under the U.S. Securities Act of 1933, as amended (the "Securities Act"); PROVIDED, HOWEVER, that, in all other respects, the provisions of this Agreement shall remain in full force and effect.

          (c) In the event either ADP or Newell, together with any transferees of either such Shareholder pursuant to Section 7(b)(i) or 7(b)(ii) hereof, shall cease to be the beneficial owner of ten percent (10%) or more of the then issued and outstanding shares of Class A Common Stock, such Shareholder (and/or any such transferee) shall cease to be a party to (or a "Shareholder" as used in) this Agreement and, subject to Section 3(d) hereof, this Agreement shall no longer be binding upon or inure to the benefit of such Shareholder (and/or any such transferee).

          (d) Nothing contained in this Section 3 shall affect or impair any rights or obligations arising prior to or at the time of, or that may arise by an event causing, (i) the termination of this Agreement pursuant to Section 3(a) hereof, (ii) the termination of the specified provisions of this Agreement pursuant to Section 3(b) hereof or (iii) the termination of the application of this Agreement to any party resulting from the operation of Section 3(c) hereof.

          4.   IRREVOCABLE PROXY.

          Each of Patterson, Cheloha, Brady, Kiburz and Andersen hereby grants to, and is deemed to have executed in favor of, ADP an irrevocable proxy to vote all of the shares of Class A Common Stock owned by the grantor of the proxy, at all meetings of the stockholders of the Corporation or to give written consents in lieu of voting such shares, on all matters submitted to stockholders for vote, including but not limited to the election of directors of the Corporation as provided in Section 5 hereof. The proxy granted to ADP with respect to any shares of Common Stock shall terminate and be of no further force and effect with respect to such shares which are sold by the grantor of the proxy in accordance with the provisions of Section 7(b)(iii) or 8 hereof, or in the event ADP shall cease to be a party to this Agreement in accordance with Section 3(c) hereof or upon ADP's death.

          5.   VOTING AGREEMENT; DESIGNATION OF NOMINEES.

          (a) Subject to the application to certain Shareholders of the provisions of Section 4 hereof, each Shareholder agrees that from and after the date hereof, such Shareholder will vote (or cause to be voted) all Common Stock beneficially owned by such Shareholder so as to elect as the entire Board of Directors of the Corporation (the "Board"), and thereafter for the TERM OF THIS AGREEMENT to continue in office, (i) four persons designated by ADP and (ii) three persons designated by Newell, which designation will be made by each of ADP and Newell by written notice to the other after prior consultation with the other; PROVIDED, HOWEVER, in the event that ADP or Newell shall cease to be a party to this Agreement in accordance with Section 3(c) hereof, no remaining party to this Agreement shall be under any obligation to vote its, his or her Common Stock to elect to the Board or continue in office such former party or its designees.

          (b) Each of ADP and Newell may at any time Cause any of the persons designated by him or it to serve as a member of the Board to be removed as a member of the Board with or without cause and, upon the written request of either ADP or Newell, each other Shareholder agrees to vote, subject to Section 4 hereof, all of its, his or her Common Stock, as and to the extent provided in Section 5(a) hereof, to effect such removal. In the event that there is a vacancy in the Board caused by the death, resignation or removal of a person designated by ADP or Newell to serve as a member of the Board, each other Shareholder agrees to vote, subject to Section 4 hereof, all of its, his or her Common Stock, as and to the extent provided in Section 5(a) hereof, to elect to the Board, and thereafter to continue in office, such substitute director as ADP or Newell, as the case may be, designates after consultation with the Corporation.

          (c) Subject to Section 4 hereof, each Shareholder agrees, upon the request of ADP or Newell (and for so long as ADP or Newell is a party hereto), to grant to ADP and Newell a proxy to vote, or to give a written consent with respect to, all of the Common Stock beneficially owned by the grantor of the proxy for the election to the Board or the removal from the Board of the person or persons designated by ADP and Newell pursuant to Section 5(a) or 5(b) hereof.

          6. MAINTENANCE OF INTEREST OF NEWELL. The Corporation hereby grants to Newell, as long as it owns any shares of Class A
Common Stock, the right to maintain its equity and voting interest in the Corporation as follows:

          (a) Except with respect to the issuance of Common Stock (and/or options with respect thereto) to employees of the Corporation and/or its subsidiaries pursuant to a stock purchase plan, stock option plan, stock bonus plan or other similar arrangement or combination thereof approved by the Board pursuant to which a number of shares aggregating not more than five percent (5%) of the outstanding shares of Class A Common Stock and a number of shares aggregating not more than five percent (5%) of the outstanding shares of Class B Common Stock, on the date hereof may be issued, the Corporation shall, within thirty (30) days following any issuance (whether or not for consideration) or sale by the Corporation of any

Common Stock, notify Newell thereof in writing, which notice shall specify the kind and amount of Common Stock that the Corporation has issued or sold and contain a detailed description of the terms of such issuance or sale (including the issuance or sale price, if any), and shall offer to Newell, to the extent that no adjustment is made in the Warrant Purchase Price under the Warrants, the opportunity to acquire, at the "per share or equivalent price" described below, such number of shares of such Common Stock as shall allow Newell, immediately following the issuance or sale of all such Common Stock, to be the owner, in the aggregate, of its Proportionate Equity Interest (as hereinafter defined); PROVIDED, HOWEVER, that with respect to the issuance and sale by the Corporation of Common Stock in an underwritten initial public offering pursuant to an effective registration statement under the Securities Act (the "IPO"), the Corporation shall, not less than thirty (30) days prior to the filing of the registration statement in respect thereof, notify Newell in writing of the Corporation's intent to file such registration statement, which notice shall contain the proposed terms of the IPO, and Newell shall have a period of fifteen (15) days following the Corporation's notice within which to notify the Corporation, by written notice, of its irrevocable election to exercise its right to acquire, in the event of such IPO, shares of Common Stock pursuant to this Section 6(a). Following the receipt by the Corporation of such notice, the Corporation shall have the right, in its sole discretion, not to proceed with the IPO. For the purposes hereof, "Proportionate Equity Interest" with respect to Newell shall mean the respective percentages of issued and outstanding shares of Class A and Class B Common Stock owned by Newell immediately prior to each such issuance or sale. For the purpose of computing the Proportionate Equity Interest of Newell the following shall be assumed: (1) the complete conversion of all Rights that consist of securities convertible into Common Stock; and (2) the exercise and/or purchase of all Common Stock purchasable pursuant to all other Rights (excluding those purchasable upon exercise of the Warrants following certain defaults, if any, by PMC under the Subordinated Loan Agreement). The "per share or equivalent price", if any, payable by Newell and all other terms and conditions of the offer to Newell, shall be identical to that paid and agreed to by the other parties in connection with such issuance or sale; PROVIDED, HOWEVER, that if the purchase price was paid by other parties in kind or is for any other reason of a type of consideration which Newell cannot readily deliver, Newell shall nevertheless be entitled to pay the purchase price in cash, such price to be an amount equal to the monetary equivalent value to the Corporation of such consideration in kind or other consideration which Newell cannot readily deliver, as determined in good faith by the Board.

          (b) Except as otherwise provided for in Section 6(a) in respect of the issuance and sale by the Corporation of Common Stock in the IPO, Newell shall have a period of thirty (30) days following the Corporation's notice pursuant to Section 6(a) hereof within Which it may elect, by written notice thereof, to purchase the Common Stock offered to it pursuant to Section 6(a) hereof. Newell's election to purchase the Common Stock offered pursuant to Section 6(a) hereof may be for all and not part of the Common Stock so offered. The closing of the purchase by Newell of the Common Stock offered pursuant to
Section 6(a) hereof shall occur at the offices of the Corporation in DeWitt, Nebraska, at such time as may be specified in the written notice of election of Newell, which shall be no less than five (5) nor more than thirty (30) days after the date of such notice of election to purchase, except with respect to the purchase by Newell of Common Stock following the issuance and sale of Common Stock pursuant to the IPO, the closing shall occur not more than twenty (20) days after the effective date of the registration statement filed in connection therewith.

          (c) Any and all Common Stock to be issued by the Corporation to Newell pursuant to this Section 6 shall be duly authorized and validly issued as fully paid and non-assessable.

          7.   RESTRICTIONS ON SALE OR OTHER DISPOSITION OF SHARES BY
SHAREHOLDERS.

          (a) Subject to Section 3(b) hereof and except as provided in Sections 8, 9 and 10 hereof and/or as otherwise permitted by this
Section 7 and except for any sales pursuant to the Put and Call Agreements, during the period of time commencing on the date hereof and continuing until the termination of this Agreement, no Shareholder, either directly or indirectly, shall sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of any Common Stock or Rights now owned or hereafter acquired by such Shareholder.

          (b)  Notwithstanding anything to the contrary contained in
Section 7(a) hereof, each Shareholder shall have the right to transfer his, her or its Common Stock or Rights as follows:

               (i) Each Management Shareholder shall have the right to transfer any or all of the Common Stock and Rights, if any, owned by him or her for no consideration or at a price to be determined in the sole discretion of such Shareholder, provided that (a) the transfer is to (I) his or her spouse, his or her issue, and/or a trust or trusts for the benefit of his or her spouse and/or issue, or (II) any other Management Shareholder, and (b) whether the transfer is made during his or her lifetime or by testamentary bequest in the event of his or her death, each transferee agrees in writing, at the time of the transfer, to be bound by all of the provisions of this Agreement which would be applicable to the transferring Shareholder if he or she continued to own the Common Stock or Rights so transferred.

               (ii) Newell may at any time hereafter transfer any or all of its Common Stock or Rights to any direct or indirect wholly-owned subsidiary of Newell upon such terms as may be agreed upon by Newell and its transferee; PROVIDED, HOWEVER, that any such transferee shall acquire the Common Stock or Rights so transferred subject to all the terms and conditions of this Agreement; and FURTHER PROVIDED that if at any time such transferee subsidiary shall cease to be a direct or indirect wholly-owned subsidiary of Newell, all such Common Stock and Rights, if any, so transferred shall revert immediately to Newell.

               (iii) Each Shareholder shall have the right, to sell his, her or its Common Stock or Rights free and clear of the terms, provisions and restrictions of this Agreement in a bona fide public offering of securities pursuant to a registration statement under the Securities Act.

In the event of any transfer in accordance with the provisions of this
Section 7(b), prompt written notice of the transfer shall be delivered by the transferring Shareholder to the Corporation and each of the other Shareholders, and, in the case of any transfer pursuant to
Section 7(b)(i) or (ii) hereof, references herein to "Shareholder" or "Shareholders" shall include each such permitted transferee.

          8.   SALE BY NEWELL OR ADP.

          (a) If at any time Newell proposes to sell all or any portion of its Common Stock and Rights to a bona fide purchaser or purchasers, Newell shall provide each Management Shareholder with not less than thirty (30) days' prior written notice of such proposed sale, which notice shall include all of the terms and conditions of such proposed sale, and each Management Shareholder shall have the option, exercisable by written notice to Newell within thirty (30) days after the receipt of Newell's notice to such Shareholder, to elect to require Newell to arrange for such bona fide purchaser or purchasers to purchase all or the same proportionate part of such Management Shareholder's Common Stock at the same time and upon the same terms and conditions at which Newell sells its Common Stock and Rights. For purposes of this Agreement, the proportionate part shall be based on the assumption that Newell's ownership of Common Stock includes shares of Common Stock exercisable upon exercise of Rights. As to any Management Shareholder who shall so elect, Newell shall either (i) arrange for the proposed purchaser or purchasers to purchase all or the same proportional part of such Management Shareholder's Common Stock at the same time and upon the same terms and conditions at which Newell sells its Common Stock and Rights, or
(ii) not effect the proposed sale to such purchaser or purchasers.

          (b) If at any time ADP proposes to sell all or any portion of his Common Stock to a bona fide purchaser or purchasers, ADP shall provide Newell and each of the other Management Shareholders (each of Newell and such other Management Shareholders are sometimes individually referred to in this Section 8(b) as an "Offeree" and collectively as the "Offerees") with not less than thirty (30) days' prior written notice of such proposed sale or exchange, which notice shall include all the material terms and conditions of such proposed sale or exchange and shall identify the purchaser or purchasers. Each Offeree shall have the option, exercisable by written notice to ADP within thirty (30) days after the receipt of ADP's notice by such Offeree, to require ADP to arrange for such bona fide purchaser or purchasers to purchase all or the same proportionate part of such Offeree's Common Stock at the same time and upon the same terms and
conditions at which ADP sells his Common Stock.   If any Offeree shall
so elect, ADP shall either (i) arrange for the proposed purchaser or purchasers to purchase all or the same proportionate part of such Offeree's Common Stock at the same time as and upon the same terms and conditions at which ADP sells his Common Stock, or (ii) not effect the proposed sale to such purchaser or purchasers.

          (c) In the event that any of the foregoing requires the purchase price of Common Stock to be derived from a sale of Rights, the price per share of Common Stock shall be $550 plus 1/1,000 of the consideration for the sale of the Rights and if the sale price of the Rights are to be determined from purchase of Common Stock, it shall be the sale price per share of the Common Stock less $550, which sum shall be multiplied by 1,000.

          9.   DEATH OR DISABILITY OF A MANAGEMENT SHAREHOLDER.

          (a) In the event of the death or disability (as hereinafter defined) of any of Cheloha, Brady, Kiburz or Andersen, or in the event of the death of Patterson, his or her executor, administrator or committee, as the case may be, shall, on the tenth (10th) day after appointment of such executor, administrator, or committee by a court of competent jurisdiction, be deemed to have offered for sale to ADP all of the Common Stock owned by such deceased or disabled Shareholder at the date of death or disability, at the price and upon the terms and conditions hereinafter set forth in Sections 11 and 12 hereof, and ADP shall have a period of thirty (30) days after the date of such appointment in which to accept such offer, which acceptance may be for all or part of the Common Stock so offered. If ADP elects to accept all or part of the Common Stock so offered, he shall so signify within such thirty (30) day period by written notice thereof to the personal representative of such deceased or disabled Shareholder, the other Management Shareholders and the Corporation.

          As used herein, disability shall mean a physical or mental illness or incapacity which prevents the disabled individual from performing his customary business duties for a continuous period of twelve (12) months.

          (b) If ADP, for any reason, fails to accept all o the Common Stock offered pursuant to Section 9(a) above within such thirty
(30) day period, then a succeeding offer of the Common Stock not accepted by ADP shall be deemed to have been made, immediately upon the expiration of such thirty (30) day period, upon the terms and conditions hereinafter set forth in Sections 11 and 12 hereof, to the other Management Shareholders, provided that such Management Shareholders are then owners of shares of Common Stock, in proportion to each such other Management Shareholder's respective ownership of Common Stock, or in such proportions as they shall otherwise agree, and each such Management Shareholder shall have a further period of twenty (20) days within which to accept such offer, which acceptance may be for all or part of the Common Stock so offered. Any such Management Shareholder electing to accept all or part of the Common Stock so offered shall so signify by written notice to the personal representative of the deceased or disabled Shareholder and the Corpo-ration.

          (c) In the event that one or more of such other Management Shareholders fails or declines to accept the offer to purchase all of the Common Stock offered pursuant to Section 9(b) above, then a succeeding offer of such unaccepted shares of Common Stock shall, immediately upon the expiration of the twenty (20) day period provided for in Section 9(b) above, be deemed to have been made to the Corpo-ration upon the terms and conditions hereinafter set forth in Sections 11 and 12 hereof, and the Corporation shall immediately be deemed to have accepted all such shares of Common Stock so offered. The Corporation shall have the right, at its sole discretion to assign to any of its wholly-owned subsidiaries its rights and obligations under this Section 9 and the performance by any such subsidiary shall constitute performance by the Corporation for purposes of this Section 9.

          (d) Notwithstanding anything to the contrary contained in this Section 9, ADP, the other Management Shareholders and the Corporation may, either during the thirty (30) day period referred to in Section 9(a) above or the twenty (20) day period referred to in
Section 9(b) above, agree each to purchase shares from the deceased or disabled Shareholder, in such proportions as they may agree, so long as all of the Common Stock offered for sale are purchased by them, and so long as they shall so signify within such thirty (30) or twenty
(20) day period by a joint notice to the representative of such deceased or disabled Shareholder.

          (e) No written notice of offer need be mailed by the personal representative of such deceased or disabled Shareholder except that written notice of the issuance of letters testamentary or letters of administration shall be given to ADP, the other Management Shareholders and the Corporation by the personal representative of such deceased or disabled Shareholder.

          (f) In the event that at any time the Corporation's surplus is insufficient to enable the Corporation, as a purchaser hereunder, to purchase shares which it elects or agrees to purchase, the Shareholders (for themselves and their respective heirs, successors, personal representatives and assigns) agree that they shall forthwith take appropriate steps to effect a sufficient reduction of the stated capital of the Corporation to enable such purchase to be made Solely for the purpose of effecting such reduction in stated capital, the Shareholders grant to, and are hereby deemed to have executed in favor of each other (and their respective heirs, successors, personal representatives and assigns):

               (a) An irrevocable proxy to vote all of the shares of the Corporation owned by the grantor of the proxy in favor of a reduction in stated capital at a meeting of the Shareholders of the Corporation held to vote upon and authorize such reduction in stated capital; and

               (b) An irrevocable power of attorney to sign and file any and all papers required to be signed and filed by the grantor of the power of attorney in order to effect the requisite reduction in stated capital.

          10.  TERMINATION OF EMPLOYMENT.

          (a) In the event the employment of any of Cheloha, Brady, Kiburz or Andersen with the Corporation and all of its subsidiaries (direct or indirect) is terminated without Cause (as hereinafter defined), or if any of Cheloha, Brady, Kiburz or Andersen shall voluntarily terminate his employment with the Corporation and all of its subsidiaries at any time following the fifth anniversary of the date hereof, such Shareholder shall be deemed immediately to have offered, in accordance with the provisions of Sections 9, 11 and 12 hereof, all of the Common Stock owned by such Shareholder at the time of such termination for sale to ADP, the other Management Shareholders and the Corporation.

          (b) In the event any of Cheloha, Brady, Kiburz or Andersen shall voluntarily terminate his employment with the Corporation and all of its subsidiaries prior to the fifth anniversary of the date hereof, or the Corporation shall cause or direct PMC to terminate such Shareholder's employment for Cause, such Shareholder shall be deemed immediately to have offered in accordance with the provisions of Sections 9, 11 and 12 hereof, all of the Common Stock owned by him at the time of such termination for sale to ADP, the other Management Shareholders and the Corporation.

          (c) For purposes of this Section 10, any of the following acts shall constitute termination of employment for Cause:

               (i) the commitment of any material breach of any of the provision or covenants of such Shareholder's employment agreement;

               (ii) any act of gross negligence in the performance of such Shareholder's duties or obligations as an employed of the Corporation or any of its direct or indirect subsidiaries; or

               (iii) any material act of misfeasance, malfeasance, disloyalty, dishonesty or breach of trust against the Corporation or any of its direct or indirect subsidiaries.

          11.  PURCHASE PRICE.

          (a) The purchase price of any Common Stock owned by a Shareholder and offered for sale or sold pursuant to the provisions of
Section 9 or 10(a) of this Agreement shall be the greater of (i) an amount equal to the amount such Shareholder would have received on the date of such offer and sale, had he invested the subscription price of such Common Stock on the Closing Date in an investment which yielded 10% per annum, compounded annually, but which investment and yield remained unpaid until the date of such offer, or (ii) the fair market value thereof and, if such Common Stock is not publicly traded, fair market value for purposes hereof shall be deemed the "Book Value" (as hereinafter defined) of such Common Stock as at the end of the last preceding fiscal year.

          (b) The purchase price of any Common Stock owned by a Shareholder and offered for sale or sold pursuant to the provisions of
Section 10(b) of this Agreement shall be, if prior to the fifth anniversary of the date hereof, the greater of (i) 70% of the subscription price of such Common Stock as provided in the Management Purchase Agreement or (ii) the "Book Value" (as hereinafter defined) of such Common Stock, provided that in no event shall such purchase price exceed the subscription price thereof provided in the Management Purchase Agreement, and thereafter, the lesser of such subscription price or "Book Value".

          (c) For purposes of this Agreement, "Book Value" shall be the common shareholders' equity per share as of the relevant date, as determined by the certified public accountants regularly engaged by the Corporation, in accordance with generally accepted accounting principles and the regular methods and practices used by the Corporation in keeping its books, applied on a consistent basis.

          (d) The determination of Book Value by the regular certified public accountants for the Corporation shall be final, conclusive and binding upon all of the parties hereto, including the successors, assigns, heirs, and personal representatives of the Shareholders.

          12.  PROCEDURE ON TRANSFER AND PAYMENT OF PURCHASE PRICE.

          (a) The closing date for the sale of any Common Stock sold pursuant to the provisions of Section 9 or 10 of this Agreement shall be not later than ninety (90) days after an offer is accepted or deemed accepted pursuant to Section 9 or 10 of this Agreement, or if such ninetieth (90th) day shall be a Saturday, Sunday or legal holiday, then the next business day thereafter. The closing shall take place at the then offices of the Corporation, or at such other place as may be agreed upon in writing by all interested parties.

          (b) Payment in full of the purchase price for any Common Stock sold pursuant to the provisions of Section 9 or 10 of this Agreement shall be made in cash or by certified check delivered at the closing and such payment shall be made against delivery of certificates representing such Common Stock, endorsed in blank or accompanied by appropriate stock powers endorsed in blank, with signatures guaranteed, and further accompanied by any requisite stock transfer tax stamps and in the case of purchase from a legal representative, the certificates representing such Common Stock shall also be accompanied by a certificate of the appointment of the representative, a certified copy of the Will, if any, and an affidavit to the effect that all legacies, debts, claims and taxes have been paid or are amply provided for, and other applicable state tax waivers and releases of tax liens.

          (c) If for any reason any Common Stock being purchased is not transferred and delivered as herein provided, the Corporation or its then-President, Vice-President or Secretary, is hereby authorized and empowered to make, execute and deliver any and all assignments, transfers and powers of attorney, in writing, necessary or required for the transfer of such Common Stock on the books of the Corporation and to cause such Common Stock to be transferred and the certificates therefor issued to be cancelled and new certificates issued to the purchaser or purchasers thereof, as the case may be, and thereafter the retiring Shareholder's rights or those of his personal representatives, as the case may be, shall be limited to the right to receive and collect the purchase price hereunder. Any Common Stock delivered or transferred subject to the terms hereof shall thereafter remain subject to the terms and conditions hereof.

          13.  REGISTRATION RIGHTS.

          (a) DEMAND REGISTRATION RIGHTS. If, at any time and from time to time after the Corporation has effected a bona fide public offering of Common Stock pursuant to an effective registration statement under the Securities Act, the Corporation shall receive written notice from Newell, which notice states that Newell desires to transfer ten percent (10%) or more of the then issued and outstanding shares of Class A or Class B Common Stock under circumstances that would result in a public distribution (within the meaning of the Securities Act) of such Common Stock and require the filing of a registration statement under the Securities Act, then the Corporation shall, at the request of Newell, cause to be prepared and filed an appropriate registration statement under the Securities Act to allow the sale of such shares as soon as practicable after the receipt of such notice, and the Corporation will use its best efforts to cause such registration to become effective; PROVIDED, HOWEVER, that, that
(i) the Corporation shall not have any obligation to effect more than four registrations of Common Stock for Newell under this Section 9(a) and (ii) the Corporation shall not have any obligation to cause a registration statement to be prepared and filed under this Section 13(a) within ninety (90) days after any registration statement filed pursuant to Section 13(b) hereof has become or been declared effective.

          (b) "PIGGYBACK" REGISTRATION RIGHTS. The Corporation shall, at least thirty (30) days prior to the filing of a registration statement under the Securities Act relating to the public offering of any class of its equity securities, or any security of the Corporation convertible into or exercisable for any class of its equity securities, by the Corporation or any of its security holders, give written notice of such proposed filing and of the proposed date thereof to the Shareholders, and if, on or before the twentieth (20th) day following the date on which such notice is given, the Corporation shall receive a written request from any of such Shareholders requesting that the Corporation include among the securities covered by such registration statement or prospectus the Common Stock owned by such Shareholder for offering for sale in a manner and on terms set forth in such request, the Corporation shall include such shares in such registration statement or prospectus, if filed, so as to permit such shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

          (c) TERMS AND CONDITIONS OF REGISTRATION OR QUALIFICATION. In connection with any registration statement filed pursuant to
Section 13(a) or 13(b) hereof the following provisions shall apply:

               (i) Each Shareholder shall, if requested by the managing underwriter, agree not to sell publicly any shares of the Corporation held by such Shareholder (other than the shares so registered) for a period of up to 120 days following the effective date of the registration statement or prospectus relating to such offering.

               (ii) If such registration statement shall be filed pursuant to Section 13(b) hereof and if the Corporation's managing underwriter advises that the inclusion in such registration or qualification of some or all of the shares of the Shareholders sought to be registered by such Shareholders creates a substantial risk that the proceeds or price per share the Corporation will derive from such registration or qualification will be reduced or that the number of shares to be registered or qualified at the instance of the Corporation plus the number of shares sought to be registered or qualified by the Shareholders and any other security holders of the Corporation is too large a number to be reasonably sold, the number of shares sought to be registered or qualified for each Shareholder and each other security holder of the Corporation shall be reduced, pro rata in proportion to the number of shares sought to be registered or qualified by all such persons, to the extent necessary to reduce the number of shares to be registered or qualified to the number recommended by the managing underwriter.

               (iii) The Shareholders will promptly provide the Corporation with such information as it shall reasonably request in order to prepare such registration statement or prospectus.

               (iv) All expenses in connection with the preparation of any registration statement or prospectus filed pursuant to Section 13(a) or 13(b), including, without limitation, any and all legal and accounting fees (but not including fees and disbursements of counsel for, or other experts retained by any Shareholder), shall be borne by the Corporation, except that each Shareholder shall be required to bear that portion of the additional SEC, NASD and Blue Sky registration and filing fees attributable solely to the inclusion of such Shareholder's shares of Common Stock.

               (v) Following the filing date of such registration statement, the Corporation shall, upon the request of the Shareholders, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act as shall be requested by the Shareholders to permit the Shareholders to make a public distribution of their shares, provided that the Shareholders furnish the Corporation with such appropriate information relating to the Shareholders' intentions in connection therewith as the Corporation shall reasonably request in writing.

               (vi) The Corporation shall use its best efforts to cause each registration statement filed pursuant to Section 13(a) or 13(b) hereof to become effective as expeditiously as possible and shall prepare and file such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement or prospectus effective and to comply with the provisions of the Securities Act or the securities laws of any state where the registration statement or prospectus has been filed with respect to the offer and sale or other disposition of the shares covered by such registration statement or prospectus during the period required for distribution of the shares, which period shall not be in excess of nine (9) months from the effective date of such registration statement or prospectus.

               (vii) The Corporation shall select the underwriter or underwriters, if any, who are to undertake any offering of securities with respect to which the Shareholders may have registration rights pursuant to Section 13(b) hereof and the underwriter selected by Newell in a registration pursuant to
          Section 13(a) shall be reasonably acceptable to the Corporation.

          (d)  INDEMNIFICATION.

               (i) In the event of the registration or qualification of any shares of the Shareholders under the Securities Act pursuant to the provisions of this Section 13, the Corporation agrees to indemnify and hold harmless each Shareholder thereby offering such shares for sale (a "seller"), each underwriter, broker or dealer, if any, of such shares, and each other person, if any, who controls any such seller, underwriter, broker or dealer within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such seller, underwriter, broker or dealer or controlling person may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered or qualified under the Securities Act, any preliminary prospectus or final prospectus relating to such shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of any rule or regulation under the Securities Act applicable to the Corporation or relating to any action or inaction required by the Corporation in connection with any such registration or qualification and will reimburse each such seller, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such seller, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a such registration statement, such preliminary pro-spectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof.

               (ii) In the event of the registration of any shares of the Shareholders under the Securities Act for sale pursuant to the provisions hereof, each seller and each other person, if any, who controls any such seller, within the meaning of the Securities Act, agrees severally, and not jointly, to indemnify and hold harmless the Corporation, each person who controls the Corporation within the meaning of the Securities Act, and each officer and director of the Corporation from and against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such controlling person or any such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered or qualified under the Securities Act, any preliminary prospectus or final prospectus relating to such shares, or any amendment or sup-plement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Corporation by such seller or controlling person specifically for use in connection with the preparation thereof or arise out of or are based upon any violation by such seller or controlling person of any rule or regulation under the Securities Act or any action or inaction required by the Corporation in connection with such registration or qualification, and will reimburse the Corporation, such controlling person of the Corporation and each such officer or director of the Corporation for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

               (iii) Promptly after receipt by a person entitled to indemnification under this Section 13(d) (an "indemnified party") of notice of the commencement of any action or claim relating to any registration statement filed under Section 13(a) or 13(b) hereof or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give written notice to such indemnifying party of the commencement of such action or claim, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 13(d) and shall also not relieve the indemnifying party of its obligations under this Section 13(d) except to the extent that the omission results in a failure of actual timely notice to the indemnifying party or such indemnifying party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation; PROVIDED, HOWEVER, that no indemnifying party and no indemnified party shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party, or parties, unless such other party, or parties, are fully indemnified to its or their satisfaction, as the case may be, against any such liability.

          14.  ISSUANCE OF ADDITIONAL COMMON STOCK; AFTER ACQUIRED
COMMON STOCK.

          (a) The Board may, from time to time, authorize the issuance of additional Common Stock or Rights to the Shareholders or to other persons for a purchase price to be determined by the Board; PROVIDED, HOWEVER, that the Corporation, for a period of one (1) year from the date hereof, shall not issue any additional Common Stock, except pursuant to a stock purchase plan, stock option plan, stock bonus plan or other similar arrangement approved by the Board.

          (b) Except as provided in Section 3(b) hereof, all of the provisions of this Agreement shall apply to all Common Stock or Rights now owned or which may be issued or transferred to a Shareholder or to his transferee in consequence of any additional issuance, purchase, exchange or reclassification of Common Stock, corporate reorganization or any other form of recapitalization, or stock split, stock dividend or which are acquired by a Shareholder in any other manner.

          15.  REPRESENTATIONS OF THE SHAREHOLDERS AND THE
CORPORATION.

          (a) Each Management Shareholder hereby represents that he or she has the legal right and capacity to enter into this Agreement and that he or she fully understands the terms of this Agreement.

          (b) Each of Newell and the Corporation hereby represents that it is authorized, and has all requisite power and authority, to execute and deliver this Agreement and form the obligations created hereby, and that this Agreement has been duly and validly executed by it and constitutes its valid and binding obligation enforceable in accordance with its terms.

          16. RECORDS AND REPORTS. The Corporation hereby covenants and agrees with Newell that the Corporation shall accurately and fairly maintain its books of account in accordance with generally accepted accounting principles; employ independent certified public accountants approved by the Board to make annual audits of its accounts in accordance with generally accepted auditing standards; permit Newell and its representatives to have access to and to examine its properties, books and records (and to copy and make extracts therefrom) at such reasonable times and intervals as Newell may request and to discuss its affairs, finances and accounts with its officers and auditors, all to such reasonable extent and at such reasonable times and intervals as Newell may request; and furnish to Newell all of the financial reports described in Section 6.1 of the Subordinated Loan Agreement. Newell hereby agrees that any information received by it in its capacity as a Shareholder or through its representation on the Board, or pursuant to this Section 16, including information received by it pursuant to the Subordinated Loan Agreement, shall be maintained in confidence; PROVIDED, HOWEVER, that such obligation shall not apply to any information which becomes known to the public through no fault of Newell; and PROVIDED, FURTHER, that Newell, upon the written consent of the Corporation, which consent shall not be unreasonably withheld, may reveal such information to prospective transferees of Common Stock or Rights owned by it.

          17. LEGEND. Each certificate representing Common Stock or Rights owned by the Shareholders or by any persons subject to the provisions of this Agreement shall (in addition to any other legend(s)) have stamped, printed or typed thereon the following legend (or a legend substantially similar thereto):

          "This certificate and the shares (or the rights, options or warrants to purchase shares) represented hereby are subject to and shall be transferable only in accordance with the provisions of a certain Shareholders' Agreement, dated as of June 21, 1985, among American Tool
          Companies, Inc., Newell Co., Ane C. Patterson and
          Messrs. Petersen, Cheloha, Brady, Kiburz and
          Andresen, a copy of which is on file with the Secretary of American Tool Companies, Inc."

          18. AGREEMENT BY THE CORPORATION. No transfer of Common Stock or Rights made in contravention of this Agreement shall be recognized by the Corporation, and the Corporation will not at any time permit any transfer to be made on its books or records of the certificates representing the Common Stock or Rights of the Shareholders or any other person subject to the provisions of this Agreement, unless such transfer is made pursuant to and in accordance with the terms and conditions of this Agreement.

          19. SPECIFIC PERFORMANCE. The Shareholders agree that inasmuch as the Common Stock is closely held and the market therefor is limited, irreparable damage would result if this Agreement is not specifically enforced. Therefore, each of the parties hereto hereby consents that the restrictions on the transfer of Common Stock and Rights and the obligations to offer for sale Common Stock and Rights contained in Sections 7, 8, 9 and 10 hereof shall be enforceable in a court of equity by a decree of specific performance, and that injunctive relief may be granted to any party hereto in connection therewith. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or remedies which any party may have under this Agreement or otherwise.

          20.  COMPLETE AGREEMENT.  Except as otherwise provided in
Section 1 hereof, this Agreement constitutes the complete understanding among the parties with respect to its subject matter and no alteration or modification of any of its provisions shall be valid unless made in writing and signed by all of the parties hereto.

          21. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          22. SUCCESSORS AND ASSIGNS. All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, personal representatives, successors and permitted assigns of the Shareholders and upon the successors and assigns of the Corporation.

          23. NOTICES. All notices, offers, acceptances and other communications required or permitted hereunder shall be sufficiently given if (a) in writing and personally delivered or (b) sent by registered or certified mail, postage paid, return receipt requested, as follows:

          (a)  If to the Corporation:

               American Tool Companies, Inc.
               P.O. 337
               Dewitt, Nebraska  68541
               Attn:  President

          (b)  If to Newell:
               Newell Co.
               Newell Center
               29 East Stephenson Street
               Freeport, Illinois  61032
               Attn:  Vice President - Finance

          (c) If to any of the other Shareholders, to the address set forth below such party's name:

Allen D. Petersen                  Robert W. Brady
American Tool Companies, Inc.      American Tool Companies, Inc.
DeWitt, Nebraska 68341             DeWitt, Nebraska 68341

Kenneth L. Cheloha                 William L. Kiburz
American Tool Companies, Inc.      American Tool Companies, Inc.
DeWitt, Nebraska 68341             DeWitt, Nebraska 68341

Flemming Associates                Ane C. Patterson
Petersen International             150 Haskill Basin Road
  Corporation                      Whitefish, Montana 59937
2333 Waukegan Road
Bannockburn, Illinois 60015

Any party may change the address to which each such notice or communication shall be sent by giving written notice to the other parties of such new address in the manner provided herein for giving notice.

          24. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of Nebraska without giving effect to the provisions, policies or principles thereof respecting conflict or choice of laws.

          25. COMMON STOCK. As used herein the term "Common Stock" shall mean and include the shares of Class A and Class B common stock of the Corporation authorized on the date hereof and shall also include any shares of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders hereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

          27. FURTHER ASSURANCES. Each of the Shareholders agrees to vote its or his Common Stock and to execute and deliver such documents and instruments as may be necessary or advisable in order to implement the foregoing provisions of this Agreement.

          28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

AMERICAN TOOL COMPANIES, INC.      NEWELL Co.



By: __________________________     By: __________________________
     Name:                              Name:
     Title:                             Title:


                                   ______________________________
                                   ALLEN D. PETERSEN


                                   ______________________________
                                   KENNETH L. CHELOHA


                                   ______________________________
                                   ROBERT W. BRADY


                                   ______________________________
                                   WILLIAM L. KIBURZ


                                   ______________________________
                                   FLEMMING ANDRESEN


                                   ______________________________
                                   ANE C. PATTERSON